Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael T. Strianese, Christopher E. Kubasik, Ralph G. D’Ambrosio, Stephen M. Souza, Ann D. Davidson, Esq. and Allen E. Danzig, Esq., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with Registration Statements Nos. 333-212151; 333-188450; 333-183353; 333-168467; 333-168466; 333-160359; 333-151964; 333-144135; 333-123424; 333-120393; 333-103752; 333-78317 and 333-64389 on Form S-8 (the “Registration Statements”), including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to each Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the respective capacities and on the respective dates indicated below.

Signature	Title	Date Executed

/s/ Michael T. Strianese	Chairman and Chief Executive Officer	December 8, 2016
Michael T. Strianese	(Principal Executive Officer) and Director

/s/ Ralph G. D’Ambrosio	Senior Vice President and Chief Financial Officer	December 8, 2016
Ralph G. D’Ambrosio	(Principal Financial Officer)

/s/ Dan Azmon	Vice President, Controller and Principal	December 8, 2016
Dan Azmon	Accounting Officer

/s/ Robert B. Millard	Director	December 8, 2016
Robert B. Millard

/s/ Claude R. Canizares	Director	December 7, 2016
Claude R. Canizares

/s/ Thomas A. Corcoran	Director	December 7, 2016
Thomas A. Corcoran

/s/ Ann E. Dunwoody	Director	December 7, 2016
Ann E. Dunwoody

/s/ Lewis Kramer	Director	December 8, 2016
Lewis Kramer

/s/ Lloyd W. Newton	Director	December 12, 2016
Lloyd W. Newton

/s/ Vincent Pagano, Jr.	Director	December 10, 2016
Vincent Pagano, Jr.

/s/ H. Hugh Shelton	Director	December 12, 2016
H. Hugh Shelton

/s/ Arthur L. Simon	Director	December 8, 2016
Arthur L. Simon